Exhibit 5.5

July 8, 2015

Dynegy Commercial Asset Management, LLC

601 Travis, Suite 1400

Houston, Texas 777002

Re:                             Guarantee by Dynegy Commercial Asset Management, LLC

Ladies and Gentlemen:

We have acted as special counsel to Dynegy Commercial Asset Management, LLC, an Ohio limited liability company (the “Company”), in connection with the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) by Dynegy Inc., a Delaware corporation (the “Issuer”), and certain guarantors, including the Company (collectively the “Guarantors”), relating to (i) the issuance of up to $2,100,000,000 in aggregate principal amount of the Issuer’s 6.75% Senior Notes due 2019 (the “2019 Exchange Notes”) and the related subsidiary guarantees, including by the Company, (ii) the issuance of up to $1,750,000,000 in aggregate principal amount of the Issuer’s 7.375% Senior Notes due 2022 (the “2022 Exchange Notes”) and the related subsidiary guarantees, including by the Company, and (iii) the issuance of up to $1,250,000,000 in aggregate principal amount of 7.625% Senior Notes due 2024 (the “2024 Exchange Notes” and, together with the 2019 Exchange Notes, and the 2022 Exchange Notes, the “Exchange Notes”) and the related subsidiary guarantees, including by the Company. This opinion letter is rendered pursuant to Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K.

The 2019 Exchange Notes will be offered in exchange for any and all outstanding unregistered 6.75% Senior Notes due 2019 (the “2019 Old Notes”).  The 2019 Exchange Notes are substantially identical to the 2019 Old Notes. The 2019 Exchange Notes will be issued pursuant to the 2019 Notes Indenture (as defined herein). The 2019 Exchange Notes will be guaranteed pursuant to the terms of the 2019 Notes Indenture (as hereafter defined) (the “2019 Notes Subsidiary Guarantee”).

The 2022 Exchange Notes will be offered in exchange for any and all outstanding unregistered 7.375% Senior Notes due 2022 (the “2022 Old Notes”).  The 2022 Exchange Notes are substantially identical to the 2022 Old Notes. The 2022 Exchange Notes will be issued pursuant to the 2022 Notes Indenture (as defined herein). The 2022 Exchange Notes will be guaranteed pursuant to the terms of the 2022 Notes Indenture (as hereafter defined) (the “2022 Notes Subsidiary Guarantee”).

Dynegy Commercial Asset Management, LLC

July 8, 2015

The 2024 Exchange Notes will be offered in exchange for any and all outstanding unregistered 7.625% Senior Notes due 2024 (the “2024 Old Notes” and together with the 2019 Old Notes and the 2022 Old Notes, the “Old Notes”)).  The 2024 Exchange Notes are substantially identical to the 2024 Old Notes. The 2024 Exchange Notes will be issued pursuant to the 2024 Notes Indenture (as defined herein). The 2024 Exchange Notes will be guaranteed pursuant to the terms of the 2024 Notes Indenture (as hereafter defined) (the “2024 Notes Subsidiary Guarantee”).

Capitalized terms used but not defined herein have the meaning set forth in the applicable indenture—the 2019 Notes Indenture, the 2022 Notes Indenture or the 2024 Notes Indenture, as the case may be.

In rendering the opinions expressed herein, we have examined executed originals, counterparts, or copies thereof, of the following documents:

(a)                                 Indenture dated October 27, 2014, between Dynegy Finance II, Inc., as issuer of the 6.75% Senior Notes due 2019, and the Trustee, as amended by the First Supplemental Indenture, dated as of April 1, 2015, to be delivered in connection with the EquiPower Acquisition between Dynegy, Inc. (successor to Dynegy Finance II, Inc.) and the Wilmington Trust, National Association, as Trustee (the “Trustee), as further amended by the Second Supplemental Indenture, dated as of April 1, 2015, among the Subsidiary Guarantors listed on Schedule I thereto, Dynegy, Inc., and the Trustee, as further amended by the Third Supplemental Indenture, dated as of April 2, 2015, among the Subsidiary Guarantors listed on Schedule I thereto, including the Company, Dynegy, Inc., the other Subsidiary Guarantors and the Trustee, as further amended by the Fourth Supplemental Indenture, dated as of May 11, 2015, among Dynegy Resource Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Dynegy, Inc. (or its permitted successor), Dynegy, Inc., the other Subsidiary Guarantors, including the Company, and the Trustee (together this Indenture, as amended by such First Supplemental Indenture, such Second Supplemental Indenture, such Third Supplemental Indenture, and such Fourth Supplemental Indenture is referred to herein as the “2019 Notes Indenture”);

(b)                                 Indenture dated October 27, 2014, between Dynegy Finance II, Inc., as issuer of the 7.375% Senior Notes due 2022, and the Trustee, as amended by the First Supplemental Indenture, dated as of April 1, 2015, to be delivered in connection with the EquiPower Acquisition between Dynegy, Inc. (successor to Dynegy Finance II, Inc.) and the Trustee, as further amended by the Second Supplemental Indenture, dated as of April 1, 2015, among the Subsidiary Guarantors listed on Schedule I thereto, Dynegy, Inc., and the Trustee, as further amended by the Third Supplemental Indenture, dated as of April 2, 2015, among the Subsidiary Guarantors listed on Schedule I thereto, including the Company, Dynegy, Inc., the other Subsidiary Guarantors and the Trustee, as further amended by the Fourth Supplemental Indenture, dated as of May 11, 2015, among Dynegy Resource Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Dynegy, Inc. (or its permitted successor), Dynegy, Inc., the other

Dynegy Commercial Asset Management, LLC

July 8, 2015

Subsidiary Guarantors, including the Company, and the Trustee (together this Indenture, as amended by such First Supplemental Indenture, such Second Supplemental Indenture, such Third Supplemental Indenture, and such Fourth Supplemental Indenture is referred to herein as the “2022 Notes Indenture”);

(c)                                  Indenture dated October 27, 2014, between Dynegy Finance II, Inc., as issuer of the 7.625% Senior Notes due 2024, and the Trustee, as amended by the First Supplemental Indenture, dated as of April 1, 2015, to be delivered in connection with the EquiPower Acquisition between Dynegy, Inc. (successor to Dynegy Finance II, Inc.) and the Trustee, as further amended by the Second Supplemental Indenture, dated as of April 1, 2015, among the Subsidiary Guarantors listed on Schedule I thereto, Dynegy, Inc., and the Trustee, as further amended by the Third Supplemental Indenture, dated as of April 2, 2015, among the Subsidiary Guarantors listed on Schedule I thereto, including the Company, Dynegy, Inc., the other Subsidiary Guarantors and the Trustee, as further amended by the Fourth Supplemental Indenture, dated as of May 11, 2015, among Dynegy Resource Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Dynegy, Inc. (or its permitted successor), Dynegy, Inc., the other Subsidiary Guarantors, including the Company, and the Trustee (together this Indenture, as amended by such First Supplemental Indenture, such Second Supplemental Indenture, such Third Supplemental Indenture and such Fourth Supplemental Indenture is referred to herein as the “2024 Notes Indenture”);

(d)                                 Registration Rights Agreement by and among Dynegy Finance I, Inc., Dynegy Finance II, Inc., Morgan Stanley & Co. LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the Initial Purchasers (as defined therein), dated as of October 27, 2014;

(e)                                  First Registration Rights Agreement Joinder, dated as of April 1, 2015;

(f)                                   Second Registration Rights Agreement Joinder, dated as of April 2, 2015, of which the Company is a signatory; and

(g)                                  Registration Statement.

The documents listed in items (a) through (g) above are sometimes collectively referred to herein as the “Transaction Documents.”

For purposes of this opinion letter, we have considered such matters of law and of fact, and have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction as being true copies, of certificates, documents and records, officers’ certificates, certificates of public officials and other such documents, records, agreements and instruments as we have deemed relevant and necessary as a basis for the opinions expressed herein, including but not limited to the following:

Dynegy Commercial Asset Management, LLC

July 8, 2015

(a)                                 Certificate of Conversion and Articles of Organization of the Company, and all amendments thereto, certified by the Ohio Secretary of State on May 14, 2015 and an officer of the Company (the “Articles of Organization”);

(b)                                 Third Amended and Restated Limited Liability Company Operating Agreement of the Company dated April 10, 2015, certified by an officer of the Company;

(c)                                  Certificate of Full Force and Effect issued by the Ohio Secretary of the State on May 19, 2015 with respect to the Company (the “Good Standing Certificate”);

(d)                                 Written Consent of the Sole Member of Duke Energy Commercial Asset Management, LLC (nka Dynegy Commercial Asset Management, LLC), dated April 2, 2015, certified by an officer of the Company, authorizing certain of the Transaction Documents;

(e)                                  Written Consent of the Sole Member of the Company, dated May 27, 2015, certified by an officer of the Company, ratifying and authorizing the Transaction Documents;

(f)                                   Written Consent of the Sole Members of each of the Companies Listed on Schedule I, as certified by an officer of the Sole Member of the Company;

(g)                                  Resolution 2014-20 of the Board of Directors of the Issuer, adopted at a meeting of the Issuer held on October 2, 2014, as certified by an officer of the Issuer; and

(h)                                 Certificate of one or more officers of the Company (the “Officer’s Certificate”), dated as of the date hereof, relating to certain facts regarding the Company upon which the opinions expressed herein are based.

For purposes of our opinions expressed below, we have assumed (without independent investigation or verification):

(i)                                     the genuineness and authenticity of all signatures (whether on originals or copies of documents);

(ii)                                  the legal capacity of all natural persons;

(iii)                               the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as notarial, certified, conformed, photostatic, or facsimile copies thereof;

(iv)                              that there have been no erroneous statements of fact made in any certificates of any public officials, and we have relied on the completeness and accuracy of the public records and the currency of the information contained therein as of the dates indicated therein; and

Dynegy Commercial Asset Management, LLC

July 8, 2015

(v)                                 the completeness and accuracy of all statements of fact set forth in the Transaction Documents and all other documents reviewed by us, including without limitation the Officer’s Certificate.

We have also assumed that (i) each of the 2019 Notes Indenture, the 2022 Notes Indenture and the 2024 Notes Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, (ii) the Trustee is in compliance generally with respect to acting as trustee under each of the 2019 Notes Indenture, the 2022 Notes Indenture and the 2024 Notes Indenture, with respect to all applicable laws and regulations, (iii) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act of 1933, as amended, and each of the 2019 Notes Indenture, the 2022 Notes Indenture and the 2024 Notes Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

The opinions expressed below are limited to the published laws, rules, regulations, or judicial or administrative decisions in the State of Ohio, in effect as of the date hereof, and the facts and circumstances as they exist on the date hereof, and we express no opinion herein as to the laws, or as to matters governed by the laws, of any other jurisdiction.

In rendering the opinion set forth in paragraph 1 below regarding the full force and effect of the Company, we have relied solely and exclusively on our review of the Good Standing Certificate.

The opinions expressed in paragraphs 3, 4 and 5 are qualified to the extent that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) or (c) any implied covenants of good faith and fair dealing.

Based on and subject to the foregoing and the other assumptions, exclusions and qualifications in this letter, we are of the opinion that:

1.                                      The Company is a limited liability company duly organized, validly existing and in full force and effect under the laws of the State of Ohio and has the requisite limited liability company power and authority to issue and to perform its obligations under the 2019 Notes Indenture (including the 2019 Notes Subsidiary Guarantee), the 2022 Notes Indenture (including the 2022 Notes Subsidiary Guaranty), and the 2024 Notes Indenture (including the 2024 Notes Subsidiary Guarantee), and to enter into and deliver each of the 2019 Notes Indenture, 2022 Notes Indenture, and the 2024 Notes Indenture, and has taken all action necessary to authorize the execution and delivery of the 2019 Notes Indenture, the 2022 Notes Indenture, and the 2024 Notes Indenture.

2.                                      Based solely on the Officer’s Certificate, the Company has executed and delivered each of the 2019 Notes Indenture, the 2022 Notes Indenture, and the 2024 Notes Indenture.

Dynegy Commercial Asset Management, LLC

July 8, 2015

3.                                      When the 2019 Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the 2019 Notes Indenture pursuant to the exchange offer described in the Registration Statement, the Company’s 2019 Notes Subsidiary Guarantee will be validly issued.

4.                                      When the 2022 Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the 2022 Notes Indenture pursuant to the exchange offer described in the Registration Statement, the Company’s 2022 Notes Subsidiary Guarantee will be validly issued.

5.                                      When the 2024 Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the 2024 Notes Indenture pursuant to the exchange offer described in the Registration Statement, the Company’s 2024 Notes Subsidiary Guarantee will be validly issued.

This opinion is for your benefit in connection with meeting the requirements of the Securities Act of 1933, as amended (the “Act”), for the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference of our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion speaks as of its date and we undertake no, and hereby disclaim any, obligation to update this opinion.

Very truly yours,

/s/ McDonald Hopkins LLC